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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS


          KPMG Audit Plc
          PO Box 695                     Tel +44 (0) 171-311 1000
          8 Salisbury Square             Fax +44 (0) 171-311 3311
          London EC4Y 8BB                Telex 8811541 KPMGLOG
          United Kingdom                 DX  38050 Blackfriars



The Board of Directors
Federal-Mogul Corporation
26555 Northwestern Highway
Southfield                                      Our ref   mvm-29/hh/560
Michigan 48034
United States of America

24 November 1998



Dear Sirs

Prospectus Supplement

We consent (i) to the incorporation by reference in this Registration Statement filed pursuant to Rule 462(b) relating to the earlier Registration Statement on Form S-3 (registration number 333-56725) and related Prospectus and Prospectus Supplement for the registration of common stock of Federal-Mogul Corporation (as therein set forth), of our report dated 17 February 1998 in respect of the consolidated balance sheets of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and consolidated cash flow statements for each of the years in the three year period ended 31 December 1997 which appears in the Form 8-K/A of Federal-Mogul Corporation dated 7 April 1998 and (ii) to the references to our firm under the heading "Experts" in this Registration Statement filed pursuant to Rule 462(b) relating to the earlier Registration Statement on form S-3 (registration number 333-56725) and related Prospectus and Prospectus Supplement.

Yours faithfully


/s/ KPMG Audit Plc
--------------------------------
KPMG Audit Plc